For Immediate Release:                        Contact:
August 14, 2006                               Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433


                        GALAXY NUTRITIONAL FOODS REPORTS
                         FIRST QUARTER OPERATING RESULTS

      OPERATING PROFITABILITY RESTORED, EXCLUSIVE OF NON-RECURRING CHARGES

ORLANDO,  Florida  (August 14, 2006) Galaxy  Nutritional  Foods,  Inc.  (OTC BB:
GXYF), a leading developer and marketer of cheese alternative and dairy-related products, today reported its operating results for the first quarter of FY2007.

For the three months ended June 30, 2006, the Company reported an operating loss of ($999,287) and a net loss of ($1,342,429), or ($0.07) per share, on net sales of approximately $7.8 million. Operating expenses during the first quarter of FY2007 included a previously disclosed final write-down of a non-recurring, non-cash reserve on a stockholder note receivable in the amount of $1,428,000. In addition, the Company incurred $101,744 in costs related to asset disposal activities and $5,830 in non-cash stock-based compensation expense. Exclusive of these items, the Company would have reported income from operations of $536,287 in the most recent quarter. In the prior-year quarter, the Company reported a net loss of ($9,144,114), or ($0.49) per share, on net sales of approximately $9.9 million. Operating expenses in the quarter ended June 30, 2005 included approximately $7.9 million in charges related to assets that were later sold, $189,069 in costs related to disposal activities and $867,518 in non-cash stock-based compensation expense. The Company generated EBITDA, as adjusted, a non-GAAP measure, of $694,622 (8.9% of net sales) in the quarter ended June 30, 2006, which represented a 61% improvement when compared with $430,631 (4.4% of net sales) in the prior-year quarter (see EBITDA table at end of this release for further non-GAAP information and disclosure).

"We are very pleased to report a return to profitability in the first quarter of our new fiscal year, exclusive of these expenses that were primarily non-cash in nature," stated Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "This represents the achievement of a major milestone in the Company's turnaround strategy and primarily reflects the elimination of significant costs through the outsourcing of our manufacturing and distribution activities. This was evident in the improvement in our gross margin to 35.2% of sales in the most recent quarter, compared with 23.0% in the prior-year period, along with a 50% reduction in delivery expenses as a percentage of net sales from year-earlier levels."

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

"As anticipated, net sales declined in the first quarter as we eliminated unprofitable or marginally profitable accounts and non-core product lines. Our strategy is to increase the effectiveness of our price-based promotions to generate higher sales of our more profitable branded products, but the elimination of marginally profitable private label and other products will result in lower net sales during the balance of Fiscal 2007, when compared with prior-year periods. Looking forward, management intends to pursue sales and marketing opportunities that have the ability to realize Galaxy's potential as a strong brand leader in the cheese alternative niche of the `healthy' foods marketplace," concluded Broll.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host an investor conference call today, August 14, 2006 at 11:00 a.m. EDT; shareholders and other interested parties may participate in the conference call by dialing 800-865-4425 (international/local participants dial 973-935-2403), and referencing the ID passcode 7679218, a few minutes before 11:00 a.m. EDT on August 14, 2006. The call will also be broadcast live on the Internet at http://www.vcall.com/IC/CEPage.asp?ID=107745. A replay of the call will be archived on the Internet through August 22, 2006 at http://www.vcall.com/IC/CEPage.asp?ID=107745.

About Galaxy Nutritional Foods, Inc.
Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant-based cheese and dairy alternatives, as well as processed organic cheese and cheese food to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company's top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious products to meet the taste and dietary needs of today's increasingly health conscious consumers. For more information, visit www.galaxyfoods.com.

Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol "GXYF".

This press release includes a non-GAAP financial measure with respect to EBITDA, as adjusted. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on EBITDA, as adjusted, and the reconciliation of this financial measure to GAAP measures.

Any statement of future expectations in this press release, including without limitation, as to future revenues, earnings and profitability, plans and objectives for future operations, future economic performance or expected operational developments, and all other statements regarding the future are "forward looking" statements within the meaning of the Private Securities Litigation Act of 1995. These forward looking statements are based on the Company's strategic plans and involve risks and uncertainties that may cause actual results to differ materially and adversely from these forward looking statements. Such risks and uncertainties include, without limitation: the Company's ability to execute its business strategy in a very competitive service and pricing environment; risks associated with the launch of new marketing campaigns; continued relations with and pricing dependence on third party suppliers; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

                          (Financial statements follow)

                         GALAXY NUTRITIONAL FOODS, INC.
                                 Balance Sheets

                                                            JUNE 30,        MARCH 31,
                                                              2006            2006
                                                          ------------    ------------
                                                           (unaudited)
                                  ASSETS
CURRENT ASSETS:

  Cash                                                    $    719,436    $    435,880
  Trade receivables, net                                     3,212,483       4,018,806
  Inventories                                                  290,269         273,528
  Prepaid expenses and other                                   166,228          70,717
                                                          ------------    ------------

         Total current assets                                4,388,416       4,798,931

PROPERTY AND EQUIPMENT, NET                                    173,527         226,349
ASSETS HELD FOR SALE                                            56,200          61,950
OTHER ASSETS                                                   232,423         162,840
                                                          ------------    ------------


         TOTAL                                            $  4,850,566    $  5,250,070
                                                          ============    ============

                  LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Secured borrowings                                      $  2,087,256    $  1,919,002
  Accounts payable                                           2,033,599       2,665,963
  Accrued disposal costs                                       420,204         480,404
  Accrued and other current liabilities                        330,238         542,811
  Related party notes payable                                       --       2,273,021
  Current portion of accrued employment contracts              378,596         434,114
  Current portion of obligations under capital leases           14,766          20,231
                                                          ------------    ------------

         Total current liabilities                           5,264,659       8,335,546

ACCRUED EMPLOYMENT CONTRACTS, less current portion             468,658         559,677
RELATED PARTY NOTE PAYABLE                                   2,685,104              --
OBLIGATIONS UNDER CAPITAL LEASES, less current portion          23,404          37,507
                                                          ------------    ------------

         Total liabilities                                   8,441,825       8,932,730
                                                          ------------    ------------

COMMITMENTS AND CONTINGENCIES                                       --              --

STOCKHOLDERS' DEFICIT:
  Common stock                                                 200,546         200,546
  Additional paid-in capital                                71,351,386      71,345,556
  Accumulated deficit                                      (73,798,730)    (72,456,301)
                                                          ------------    ------------

                                                            (2,246,798)       (910,199)
  Less:  Notes receivable arising from the exercise of
         stock options                                              --      (2,652,000)
        Treasury stock                                      (1,344,461)       (120,461)
                                                          ------------    ------------

         Total stockholders' deficit                        (3,591,259)     (3,682,660)
                                                          ------------    ------------

         TOTAL                                            $  4,850,566    $  5,250,070
                                                          ============    ============

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


                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Operations
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED
                                                            JUNE 30,
                                                      2006            2005
                                                  ------------    ------------

NET SALES                                         $  7,832,562    $  9,851,153

COST OF GOODS SOLD                                   5,075,212       7,582,855
                                                  ------------    ------------
  Gross margin                                       2,757,350       2,268,298
                                                  ------------    ------------

OPERATING EXPENSES:
Selling                                                965,979         936,245
Delivery                                               246,542         615,471
General and administrative, including $5,830 and
  $867,518 non-cash compensation related to stock
  based transactions                                   984,862       1,667,472
Research and development                                42,334          91,042
Reserve on stockholder note receivable               1,428,000              --
Cost of disposal activities                            101,744         189,069
Impairment of equipment                                     --       7,896,554
(Gain)/loss on sale of assets                          (12,824)           (636)
                                                  ------------    ------------
  Total operating expenses                           3,756,637      11,395,217
                                                  ------------    ------------

LOSS FROM OPERATIONS                                  (999,287)     (9,126,919)

OTHER INCOME (EXPENSE):
Interest expense                                      (343,142)       (357,195)
Gain/(loss) on fair value of warrants                       --         340,000
                                                  ------------    ------------
    Total other income (expense)                      (343,142)        (17,195)
                                                  ------------    ------------

NET LOSS                                          $ (1,342,429)   $ (9,144,114)
                                                  ============    ============


BASIC AND DILUTED NET LOSS PER COMMON SHARE       $      (0.07)   $      (0.49)
                                                  ============    ============

                         GALAXY NUTRITIONAL FOODS, INC.
                            Statements of Cash Flows
                                   (UNAUDITED)



Three Months Ended June 30,                                           2006          2005
                                                                  -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                        $(1,342,429)   $(9,144,114)
  Adjustments to reconcile net loss to net cash from (used in)
    operating activities:
      Depreciation and amortization                                    52,822        539,103
      Amortization of debt discount and financing costs               228,308         27,422
      Provision for promotional deductions and losses on trade
        receivables                                                  (774,987)       313,000
      Provision for loss on stockholder note receivable             1,428,000             --
      (Gain) loss on disposal of assets                               (12,824)     7,895,918
      (Gain) loss on fair value of warrants                                --       (340,000)
      Non-cash compensation related to stock-based transactions         5,830        867,518
      (Increase) decrease in:
        Trade receivables                                           1,581,310     (1,221,881)
        Inventories                                                   (16,741)      (206,579)
        Prepaid expenses and other                                    (95,511)      (272,486)
      Increase (decrease) in:
        Accounts payable                                             (632,364)        15,335
        Accrued and other liabilities                                (134,206)       123,360
                                                                  -----------    -----------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                       287,208     (1,403,404)
                                                                  -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                       --        (68,850)
  Proceeds from sale of equipment                                      21,855          8,200
  (Increase) decrease in other assets                                 (44,775)            --
                                                                  -----------    -----------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                       (22,920)       (60,650)
                                                                  -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in book overdrafts                                              --        541,317
  Net borrowings (payments) on secured borrowings                     168,254       (722,023)
  Repayments on term notes payable                                         --       (440,000)
  Principal payments on capital lease obligations                     (22,849)       (47,994)
  Financing costs for long term debt                                 (126,137)      (160,588)
  Proceeds from exercise of common stock options                           --          2,560
  Proceeds from exercise of common stock warrants, net of costs            --      1,729,000
                                                                  -----------    -----------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                        19,268        902,272
                                                                  -----------    -----------

NET INCREASE (DECREASE) IN CASH                                       283,556       (561,782)

CASH, BEGINNING OF PERIOD                                             435,880        561,782
                                                                  -----------    -----------

CASH, END OF PERIOD                                               $   719,436    $        --
                                                                  ===========    ===========

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, as adjusted, (a non-GAAP measure) Reconciliation
                                   (Unaudited)

                                            THREE MONTHS ENDED
                                                  JUNE 30,
                                            2006            2005
                                         -----------     -----------

NET SALES                                $ 7,832,562     $ 9,851,153
                                         -----------     -----------

NET LOSS                                 $(1,342,429)    $(9,144,114)
  Plus:
Non-cash compensation expense                  5,830         867,518
G&A expenses related to strategic
alternatives                                 118,337          65,942
Reserve on stockholder note receivable     1,428,000              --
Cost of disposal activities                  101,744         189,069
Impairment of property and equipment              --       7,896,554
(Gain)/Loss on sale of assets                (12,824)           (636)
(Gain)/loss on fair value of warrants             --        (340,000)
Interest expense                             343,142         357,195
Depreciation and amortization expense         52,822         539,103
                                         -----------     -----------
    EBITDA, as adjusted                      694,622         430,631
                                         -----------     -----------

                                         -----------     -----------
     As a % of Net Sales                         8.9%            4.4%
                                         ===========     ===========

Footnote on non-GAAP Measures Presented Above

Management utilizes certain non-GAAP measures such as EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets and forecasts. In its determination of non-GAAP measures, management excludes the non-cash compensation related to stock-based compensation, G&A expenses related to strategic alternatives, the cost of disposal activities, impairment or loss on the sale of assets, and the reserve against a stockholder note receivable from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation and fair value of warrants, they are calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.


                                       ###

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